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KonaRed Corporation Enters Into
Licensing Partnership With
Innovative Biotech and Food
Ingredient Supplier VDF
FutureCeuticals, Inc.

February 4, 2014. Kalaheo, Hawaii - KonaRed Corporation (www.KonaRed.com ) (OTCBB: KRED), developers of the popular Hawaiian Coffee Fruit wellness beverage sold throughout the U.S. and Canada, is pleased to announce that it is officially joining forces with biotech and ingredient supplier powerhouse VDF FutureCeuticals. FutureCeuticals is the owner of the patent- protected CoffeeBerry® coffee fruit technology, a proprietary set of agricultural and industrial processes and a line of unique ingredients that capture the potent nutrition inherent in coffee fruit, a material that the coffee industry had considered a waste product.

The partnership brings together the flavor profile of KonaRed’s beverage, the mass-appeal and spirit of the Hawaiian Islands, and the ingenuity, innovation, and ongoing chemistry and clinical research of FutureCeuticals’ globally integrated CoffeeBerry® coffee fruit ingredient platform. The announcement was made today by Mr. Shaun Roberts, CEO of KonaRed Corporation and Mr. John Hunter, Executive Vice President of FutureCeuticals, in connection with the announcement that the patent litigation that had been pending between the parties since 2011 had been resolved.

“Finding ways to work together, bridge differences, and create something stronger than the sum of its parts is what the spirit of Aloha is all about, and this dispute with FutureCeuticals is a perfect example,” said KonaRed CEO Shaun Roberts. “This new relationship was forged within the crucible of the lawsuit. During productive discussions with FutureCeuticals, it became apparent that there were obvious synergies available to KonaRed if we worked together. The CoffeeBerry® coffee fruit IP opens up limitless opportunities for us, and I have no doubt that we’re now a far stronger company than we were before.”

“KonaRed has built a very strong brand concept and shows real promise in the marketplace,” said FutureCeuticals Executive VP John Hunter. “During our negotiations, Shaun and Dana Roberts impressed us… it became immediately apparent that they are genuine people and terrific marketers. KonaRed is a natural match for our IP and for the extensive science and manufacturing expertise that underlies our CoffeeBerry® coffee fruit ingredient- line. FutureCeuticals welcomes KonaRed into our license fold, and we see a new, even stronger KonaRed emerging from this lawsuit with our partnership.”

VDF FutureCeuticals is a leader in the bio-research, development, and manufacture of high-quality fruit, vegetable, and grain-based nutraceutical and functional food ingredients. FutureCeuticals is committed to discovery-based research that leads to the expansion of human health, and is the trusted partner-of-choice for companies in search of creative, ethical solutions for the health and wellness needs of today’s consumer. Its sister company, Van Drunen Farms, was founded over one hundred years ago, and has grown into one of the largest dried food ingredient manufacturers and suppliers in the world.

KonaRed and VDF FutureCeuticals signed a number of agreements, which are described in an 8-K and filed on EDGAR by KonaRed. VDF can earn an equity interest in KonaRed, and will earn licensing fees from KonaRed sales, among other matters agreed upon.

About KonaRed Corporation KonaRed Corporation is in the business of bringing the health and wellness attributes of Hawaiian coffee fruit to the masses. KonaRed Corporation has developed a proprietary functional beverage that delivers antioxidant-packed extracts and powders from Hawaiian Coffee Fruit, as well as Antioxidant Juices, Organic Green Teas, and On-the-Go Packs.  The company, headquartered in Kalaheo, Hawaii, produces products sold in select Whole Foods, Albertsons, Safeway, Sprouts, Wal-mart, 7-Eleven, and other retail outlets throughout the US and Canada. For Investor Relations information about the company, contactIR@KonaRed.com. For Media Inquiries, contact PR@KonaRed.com.

Notice Regarding Forward-Looking Statements Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward- looking statements include, among other things, references to KonaRed’s benefiting from its relationship with VDF, and that its potential has grown because of the VDF agreements. Actual results could differ due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products and operating as a development stage company, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, competition in the industry in which we operate, our possible inability to protect our intellectual property, our possible infringement of intellectual property of other parties, the restrictions on our business we agreed to, and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law. Investors should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

Contact: KonaRed Corporation Investor Relations
Email: IR@KonaRed.com
Website: www.KonaRed.com